Exhibit 99.1
Silvaco Reports First Quarter 2025 Financial Results

Achieved gross bookings of $13.7 million and revenue of $14.1 million in the first quarter 2025

Signed 9 new customers in the first quarter 2025 and expanded relationship with existing customers across key markets including AI, Photonics, and IoT

Expanded Product Portfolio with the Acquisition of Tech-X Corporation

SANTA CLARA, Calif. - May 7, 2025 -- Silvaco Group, Inc. (Nasdaq: SVCO) (“Silvaco” or the “Company”), a provider of TCAD, EDA software, and SIP solutions that enable innovative semiconductor design and digital twin modeling through AI software and automation, today announced its first quarter 2025 results.

"We are pleased to have completed our first acquisition since our IPO in the first quarter of 2025, and have since announced our second acquisition of 2025, advancing our inorganic growth strategy and expanding our product portfolio," said Dr. Babak Taheri, Silvaco’s Chief Executive Officer. Dr. Taheri continued, "We believe our solid fundamentals and focus on innovation position us to sustain strong customer momentum and drive continued growth in our EDA and TCAD product lines through 2025. We are committed to defending shareholder value through performance, transparency, and responsible capital management. We believe the fundamentals of Silvaco are strong—and we’re taking clear, measurable steps to align our market presence with the long-term strength of our business."

Commenting on the financial results and outlook, Keith Tainsky, Silvaco’s Interim Chief Financial Officer, added, “Given the current economic uncertainty, we have provided a broad guidance range for the second quarter of 2025. The company remains well positioned to deliver solid growth, supported by strong customer demand. We also updated our full-year guidance and remain confident in our ability to achieve our strategic and financial objectives.”

First Quarter 2025 and Recent Business Highlights

•Acquired 9 new customers across key markets including AI infrastructure (Power, Memory, Foundry) Photonics, and IoT markets, which represented approximately 23% of gross bookings for the quarter. We also expanded opportunities with existing customers, which accounted for 38% of gross bookings.

•Gained momentum with Power, Photonics, and Advanced CMOS customers as they expand adoption of the FTCO platform for their next-generation product development. We announced that Excelliance MOS adopted Silvaco DTCO Flow for next generation silicon carbide devices and our partnership with Korean Kyung Hee University’s Professor Jin Jang on FTCO for next generation display technologies.

•Expanded SAM by an estimated $600 million with the acquisitions of Cadence’s PPC product line and Tech-X Corporation.

•Faraday Technology selected Silvaco FlexCAN IP for advanced automotive ASIC design.

•ProMOS adopted our Victory TCAD solution for the development of next generation silicon photonics devices.

•On April 29, 2025, Silvaco closed the acquisition of Tech-X Corporation, expanding our product offerings into wafer-level and photonics digital twin modeling.

•Beginning with this quarter, we will be providing a new performance metric called Annual Contract Value, or ACV. We use ACV internally as a supplemental measure to evaluate the performance of our customer agreements and the underlying momentum of the business. While not a measure calculated in accordance with GAAP, we believe ACV provides additional insight into the scale and timing of customer commitments, which may not be fully reflected in recognized revenue due to the timing of revenue recognition under ASC 606.

First Quarter 2025 Financial Results

GAAP Financial Results

•Revenue of $14.1 million, down 11% year-over-year and down 21% quarter-over-quarter.
◦TCAD revenue of $7.9 million, down 26% year-over-year, primarily due to earlier renewals last year.
◦EDA revenue of $5.1 million, up 8% year-over-year, including the addition of PPC product revenue of $1.9 million.
◦SIP revenue of $1.1 million, up 89% year-over-year, primarily driven by new bookings in automotive and IoT customers.
•GAAP gross profit and GAAP gross margin were $11.1 million and 79%, respectively, which includes the impact of $0.2 million in stock-based compensation expense and $0.2 million in amortization of acquired intangible assets.
•GAAP net loss of $19.3 million, compared to a GAAP net income of $1.4 million in Q1 2024.
•GAAP basic net loss per share of $(0.67), compared to GAAP basic and diluted net income per share of $0.07 in Q1 2024.
•As of March 31, 2025, cash and cash equivalents and marketable securities totaled $74.5 million.

Key Operating Indicators and Non-GAAP Financial Results:

•Gross bookings were $13.7 million, down 15% year-over-year.
•As of March 31, 2025, the remaining performance obligation balance of $33.7 million, 45% of which is expected to be recognized as revenue in the next 12 months.
•Non-GAAP gross profit and non-GAAP gross margin were $11.5 million and 82%, respectively, down from $13.9 million and 88% in Q1 2024.
•Non-GAAP net loss of $1.9 million, compared to non-GAAP net income of $2.4 million in Q1 2024.
•Non-GAAP diluted net loss per share of $(0.07), compared to non-GAAP diluted net income per share of $0.12 in Q1 2024.
•On a trailing-twelve-month (TTM) basis ACV was $52.3 million for the first quarter, up 21% year-over-year. This increase was driven by the amount of growth in organic growth of term-

based licenses and renewals, as well as the acquisition of PPC. While quarterly revenue may fluctuate, core annual recurring revenue from new bookings has shown consistent annual growth.

For a discussion of the non-GAAP metrics presented in this press release, as well as a reconciliation of non-GAAP metrics to the nearest comparable GAAP metric, see “Discussion of Non-GAAP Financial Measures and Other Key Business Metrics” and “GAAP to Non-GAAP Reconciliation” in the accompanying tables below.

Supplementary materials to this press release, including first quarter 2025 financial results, can be found at https://investors.silvaco.com/financial-information/quarterly-results.

Second Quarter and Full Year 2025 Financial Outlook

As of May 7, 2025, Silvaco is providing updated guidance for its second quarter of 2025 and its full-year 2025, which represents Silvaco’s current estimates on its operations and financial results. The financial information below represents forward-looking financial information and in some instances forward-looking, non-GAAP financial information, including estimates of non-GAAP gross margin, non-GAAP operating income (loss) and non-GAAP diluted net income (loss) per share. GAAP gross margin is the most comparable GAAP measure to non-GAAP gross margin, and GAAP operating income (loss) is the most comparable GAAP measure to non-GAAP operating income (loss). GAAP diluted net income (loss) per share is the most comparable GAAP measure to non-GAAP diluted net income (loss) per share. Non-GAAP gross margin differs from GAAP gross margin in that it excludes items such as stock-based compensation expense, amortization of acquired intangible assets, and acquisition-related professional fees and retention bonuses. Non-GAAP operating income (loss) differs from GAAP operating income (loss) in that it excludes items such as acquisition-related estimated litigation claim and legal costs, stock-based compensation expense, amortization of acquired intangible assets, acquisition-related professional fees and retention bonuses and IPO preparation costs. Non-GAAP diluted net income (loss) per share differs from GAAP diluted net income (loss) per share in that it excludes certain costs, including IPO preparation costs, acquisition-related estimated litigation claim and legal costs, stock-based compensation expense, amortization of acquired intangible assets, acquisition-related professional fees and retention bonuses, change in fair value of contingent consideration, foreign exchange (gain) loss, and the income tax effect on non-GAAP items. Silvaco is unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort. Therefore, Silvaco has not provided guidance for GAAP gross margin, GAAP operating income or GAAP diluted net income (loss) per share or a reconciliation of the forward-looking non-GAAP gross margin or non-GAAP operating income or non-GAAP diluted net income (loss) per share guidance to GAAP gross margin or GAAP operating income or GAAP diluted net income (loss) per share, respectively. However, it is important to note that these excluded items could be material to our results computed in accordance with GAAP in future periods.

Based on current business trends and conditions, the Company expects for second quarter 2025 the following:

•Gross bookings in the range of $14.0 million to $18.0 million, which would compare to $19.5 million in the second quarter of 2024.
•Revenue in the range of $12.0 million to $16.0 million, which would compare to $15.0 million in the second quarter of 2024.
•Non-GAAP gross margin in the range of 80% to 83%, which would compare to 86% in the second quarter of 2024.
•Non-GAAP operating loss in the range of ($4.0) million to ($2.0) million, compared to non-GAAP operating income of $1.7 million in the second quarter of 2024.

•Non-GAAP diluted net loss per share in the range of ($0.10) to ($0.03), compared to net income per share of $0.07 in the second quarter of 2024.

Based on current business trends and conditions, the Company expects for full year 2025, the following:

•Gross bookings in the range of $67.0 million to $74.0 million, which would represent a 2% to 13% increase from $65.8 million in 2024.
•Revenue in the range of $64.0 million to $70.0 million, which would represent a 7% to 17% increase from $59.7 million in 2024.
•Non-GAAP gross margin in the range of 83% to 86%, which would compare to 86% in 2024.
•Non-GAAP operating (loss) income in the range of ($2.0) million loss to $1.0 million income, which would compare to $5.5 million income in 2024.
•Non-GAAP diluted net (loss) income per share in the range of ($0.07) net loss per share to $0.03 net income per share, compared to $0.25 net income per share in 2024.

Q1 2025 Conference Call Details

A press release highlighting the Company's results along with supplemental financial results will be available at https://investors.silvaco.com/ along with an earnings presentation to accompany management’s prepared remarks. An archived replay of the conference call will be available on this website for a limited time after the call. Participants who want to join the call and ask a question may register for the call here to receive the dial-in numbers and unique PIN.

Date: Wednesday, May 7, 2025
Time: 5:00 p.m. Eastern time
Webcast: Here (live and replay)

About Silvaco

Silvaco is a provider of TCAD, EDA software, and SIP solutions that enable semiconductor design and digital twin modeling through AI software and innovation. Silvaco’s solutions are used for semiconductor and photonics processes, devices, and systems development across display, power devices, automotive, memory, high performance compute, foundries, photonics, internet of things, and 5G/6G mobile markets for complex SoC design. Silvaco is headquartered in Santa Clara, California, and has a global presence with offices located in North America, Europe, Brazil, China, Japan, Korea, Singapore, and Taiwan.

Safe Harbor Statement

This press release contains forward-looking statements based on Silvaco's current expectations. The words “believe”, “estimate”, “expect”, “intend”, “anticipate”, “plan”, “project”, “will”, and similar phrases as they relate to Silvaco are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Silvaco and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations.

These forward-looking statements include but are not limited to, statements regarding our future operating results, financial position, and guidance, our business strategy and plans, our objectives for future operations, our development or delivery of new or enhanced products, and anticipated results of those products for our customers, our competitive positioning, projected costs, technological capabilities, and plans, and macroeconomic trends.

A variety of risks and factors that are beyond our control could cause actual results to differ materially from those in the forward-looking statements including, without limitation, the following: (a) market conditions; (b) anticipated trends, challenges and growth in our business and the markets in which we operate; (c) our ability to appropriately respond to changing technologies on a timely and cost-effective basis; (d) the size and growth potential of the markets for our software solutions, and our ability to serve those markets; (e) our expectations regarding competition in our existing and new markets; (f) the level of demand in our customers’ end markets; (g) regulatory developments in the United States and foreign countries; (h) changes in trade policies, including the imposition of tariffs; (i) proposed new software solutions, services or developments; (j) our ability to attract and retain key management personnel; (k) our customer relationships and our ability to retain and expand our customer relationships; (l) our ability to diversify our customer base and develop relationships in new markets; (m) the strategies, prospects, plans, expectations, and objectives of management for future operations; (n) public health crises, pandemics, and epidemics and their effects on our business and our customers’ businesses; (o) the impact of the current conflicts between Ukraine and Russia and Israel and Hamas and the ongoing trade disputes among the United States and China on our business, financial condition or prospects, including extreme volatility in the global capital markets making debt or equity financing more difficult to obtain, more costly or more dilutive, delays and disruptions of the global supply chains and the business activities of our suppliers, distributors, customers and other business partners; (p) changes in general economic or business conditions or economic or demographic trends in the United States and foreign countries including changes in tariffs, interest rates and inflation; (q) our ability to raise additional capital; (r) our ability to accurately forecast demand for our software solutions; (s) our expectations regarding the outcome of any ongoing litigation; (t) our ability to successfully integrate recent acquisitions; (u) our expectations regarding the period during which we qualify as an emerging growth company under the JOBS Act and as a smaller reporting company under the Exchange Act; (v) our expectations regarding our ability to obtain, maintain, protect and enforce intellectual property protection for our technology; (w) our status as a controlled company; and (x) our use of the net proceeds from our initial public offering.

It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results or outcomes to differ materially from those contained in any forward-looking statements we may make. Accordingly, you should not rely on any of the forward-looking statements. Additional information relating to the uncertainty affecting Silvaco’s business is contained in Silvaco’s filings with the Securities and Exchange Commission. These documents are available on the SEC Filings section of the Investor Relations section of Silvaco’s website at http://investors.silvaco.com/. These forward-looking statements represent Silvaco’s expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Silvaco disclaims any obligation to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

Discussion of Non-GAAP Financial Measures and Other Key Business Metrics

We use certain non-GAAP financial measures to supplement the performance measures in our consolidated financial statements, which are presented in accordance with GAAP. These non-GAAP financial measures include non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income (loss), non-GAAP net income (loss), and non-GAAP diluted net income (loss) per share. We use these non-GAAP financial measures for financial and operational decision-making and as a means to assist us in evaluating period-to-period comparisons.

We define non-GAAP gross profit and non-GAAP gross margin as our GAAP gross profit and GAAP gross margin adjusted to exclude certain costs, including stock-based compensation expense, amortization of acquired intangible assets and acquisition-related professional fees and retention bonuses. We define non-GAAP operating income (loss), as our GAAP operating income (loss) adjusted to exclude certain costs, including IPO preparation costs, acquisition-related estimated litigation claim and legal costs, stock-based compensation expense, amortization of acquired intangible assets, and acquisition-related professional fees and retention bonuses. We define non-GAAP net income (loss) as our GAAP net income (loss) adjusted to exclude certain costs, including IPO preparation costs, acquisition-related estimated litigation claim and legal costs, stock-based compensation expense, amortization of acquired intangible assets, acquisition-related professional fees and retention bonuses, change in fair value of contingent consideration, foreign exchange (gain) loss, and the income tax effect on non-GAAP items. Our non-GAAP diluted net income (loss) per share is calculated in the same way as our non-GAAP net income (loss), but on a per share basis. We monitor non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income (loss), non-GAAP net income (loss) and non-GAAP diluted net income (loss) per share as non-GAAP financial measures to supplement the financial information we present in accordance with GAAP to provide investors with additional information regarding our financial results.

Certain items are excluded from our non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income (loss), non-GAAP net income (loss) and non-GAAP diluted net income (loss) per share because these items are non-cash in nature or are not indicative of our core operating performance and render comparisons with prior periods and competitors less meaningful. We adjust GAAP gross profit, GAAP gross margin, GAAP operating income (loss), GAAP net income (loss), and GAAP diluted net income (loss) per share for these items to arrive at non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income (loss), non-GAAP net income (loss), and non-GAAP diluted net income (loss) per share because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structure and the method by which the assets were acquired. By excluding certain items that may not be indicative of our recurring core operating results, we believe that non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income (loss), non-GAAP net income (loss) and non-GAAP diluted net income (loss) per share provide meaningful supplemental information regarding our performance.

We believe these non-GAAP financial measures are useful to investors and others because they allow for additional information with respect to financial measures used by management in its financial and operational decision-making and they may be used by our institutional investors and the analyst community to help them analyze our financial performance and the health of our business. However, there are a number of limitations related to the use of non-GAAP financial measures, and these non-GAAP measures should be considered in addition to, not as a substitute for or in isolation from, our financial results prepared in accordance with GAAP. Other companies, including companies in our industry, may calculate these non-GAAP financial measures differently or not at all, which reduces their usefulness as comparative measures.

Annual Contract Value (“ACV”) is a key performance metric for Silvaco and is useful to investors in assessing the strength and trajectory of the business. ACV is a supplemental metric to help evaluate the annual performance of the business. Over the life of the contract, ACV equals the total value realized from a customer. ACV is not impacted by the timing of license revenue recognition. ACV is used by management in financial and operational decision-making. ACV is not a replacement for, and should be viewed independently of, GAAP revenue and deferred revenue as ACV is a performance metric and is not intended to be combined with any of these items. There is no GAAP measure comparable to ACV.

ACV is composed of the following: (i) the annualized value of term based software licenses with start dates or anniversary dates during the period, plus; (ii) the value of perpetual license contracts with start dates during the period, plus; (iii) the annualized value of maintenance & support as well as any fixed-term services contracts with start dates or anniversary dates during the period, plus; (iv) the value of fixed-deliverable services contracts. Silvaco and the Silvaco logo are registered trademarks of Silvaco Group, Inc. All other trademarks and service marks are the property of their respective owners.

SILVACO GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands except share and par value amounts)

	March 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$29,489	$19,606
Current marketable securities	45,048	63,071
Accounts receivable, net	5,783	9,211
Contract assets, net	15,102	11,932
Prepaid expenses and other current assets	4,500	3,460
Total current assets	99,922	107,280
Non-current assets:
Non-current marketable securities	—	4,785
Property and equipment, net	890	865
Operating lease right-of-use assets, net	1,534	1,711
Intangible assets, net	9,997	4,369
Goodwill	14,337	9,026
Non-current portion of contract assets	9,860	12,611
Other assets	1,595	1,698
Total non-current assets	38,213	35,065
Total assets	$138,135	$142,345
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,137	$3,316
Accrued expenses and other current liabilities	32,426	19,801
Accrued income taxes	1,728	1,668
Deferred revenue, current	8,618	7,497
Operating lease liabilities, current	644	744
Vendor financing obligation, current	1,191	1,462
Total current liabilities	46,744	34,488
Non-current liabilities:
Deferred revenue, non-current	3,604	3,593
Operating lease liabilities, non-current	866	946
Vendor financing obligation, non-current	2,995	2,928
Other non-current liabilities	333	307
Total liabilities	54,542	42,262
Stockholders' equity:
Preferred stock, $0.0001 par value; 10,000,000 shares authorized, no shares issued and outstanding as of March 31, 2025 and December 31, 2024 , respectively	—	—
Common stock, $0.0001 par value; 500,000,000 shares authorized; 28,805,280 and 28,526,615 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	3	3
Additional paid-in capital	132,937	130,360
Accumulated deficit	(47,285)	(28,012)
Accumulated other comprehensive loss	(2,062)	(2,268)
Total stockholders' equity	83,593	100,083
Total liabilities and stockholders' equity	$138,135	$142,345

SILVACO GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF (LOSS) INCOME
(Unaudited, in thousands except share and per share amounts)

	Three Months Ended March 31,
	2025	2024
Revenue:
Software license revenue	$10,009	$12,258
Maintenance and service	4,083	3,631
Total revenue	14,092	15,889
Cost of revenue	3,016	1,973
Gross profit	11,076	13,916
Operating expenses:
Research and development	4,800	3,616
Selling and marketing	4,719	3,312
General and administrative	8,120	4,600
Estimated litigation claim	13,069	—
Total operating expenses	30,708	11,528
Operating (loss) income	(19,632)	2,388
Interest income	863	—
Interest and other expense, net	(291)	(205)
(Loss) income before income tax provision	(19,060)	2,183
Income tax provision	213	805
Net (loss) income	$(19,273)	$1,378
Net (loss) income per share:
Basic and diluted	$(0.67)	$0.07
Weighted average shares used in computing per share amounts:
Basic and diluted	28,694,295	20,000,000

SILVACO GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities:
Net (loss) income	$(19,273)	$1,378
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	438	120
Stock-based compensation expense	2,277	—
Provision for credit losses	10	222
Estimated litigation claim	13,069	—
Accretion of discount on marketable securities, net	(261)	—
Change in fair value of contingent consideration	35	(8)
Changes in operating assets and liabilities:
Accounts receivable	3,520	(1,844)
Contract assets	440	(3,679)
Prepaid expenses and other current assets	(1,026)	788
Other assets	119	(274)
Accounts payable	(1,183)	877
Accrued expenses and other current liabilities	55	(729)
Accrued income taxes	58	574
Deferred revenue	567	(21)
Other non-current liabilities	20	24
Net cash used in operating activities	(1,135)	(2,572)
Cash flows from investing activities:
Maturities of marketable securities	23,000	—
Acquisition of Process Proximity Compensation	(11,500)	—
Purchases of property and equipment	(96)	(10)
Net cash provided by (used in) investing activities	11,404	(10)
Cash flows from financing activities:
Proceeds from loan facility	—	4,250
Deferred transaction costs	—	(364)
Payroll taxes related to shares withheld from employees	(252)	—
Contingent consideration	(46)	(13)
Payments of vendor financing obligation	(205)	—
Net cash (used in) provided by financing activities	(503)	3,873
Effect of exchange rate fluctuations on cash and cash equivalents	117	27
Net increase in cash and cash equivalents	9,883	1,318
Cash and cash equivalents, beginning of period	19,606	4,421
Cash and cash equivalents, end of period	$29,489	$5,739

SILVACO GROUP, INC.
REVENUE
(Unaudited)
	2024					2025
	Q1	Q2	Q3	Q4	Year	Q1
Revenue by Region:
Americas	27%	51%	31%	40%	38%	20%
APAC	62%	41%	58%	52%	53%	66%
EMEA	11%	8%	11%	8%	9%	14%
Total revenue	100%	100%	100%	100%	100%	100%

Revenue by Product Line:
TCAD	66%	69%	59%	71%	68%	56%
EDA	30%	20%	24%	24%	24%	36%
SIP	4%	11%	17%	5%	8%	8%
Total revenue	100%	100%	100%	100%	100%	100%

Revenue Item Category:
Software license revenue	77%	74%	62%	78%	74%	71%
Maintenance and service	23%	26%	38%	22%	26%	29%
Total revenue	100%	100%	100%	100%	100%	100%

Revenue by Country:
United States	26%	50%	30%	39%	37%	20%
China	11%	17%	25%	23%	18%	14%
Other	63%	33%	45%	38%	45%	66%
Total revenue	100%	100%	100%	100%	100%	100%

SILVACO GROUP, INC.
GAAP to Non-GAAP Reconciliation
(Unaudited, in thousands except per share amounts)
	Three Months Ended
	3/31/2025	3/31/2024

GAAP Cost of revenue	$3,016	$1,973
Less: Stock-based compensation expense	(199)	—
Less: Amortization of acquired intangible assets	(249)	—
Less: Acquisition-related professional fees and retention bonus	(8)	—
Non-GAAP Cost of revenue	$2,560	$1,973
GAAP Gross profit	$11,076	$13,916
Add: Stock-based compensation expense	199	—
Add: Amortization of acquired intangible assets	249	—
Add: Acquisition-related professional fees and retention bonus	8	—
Non-GAAP Gross profit	$11,532	$13,916
GAAP Research and development	$4,800	$3,616
Less: Stock-based compensation expense	(244)	—
Less: Acquisition-related professional fees and retention bonus	(18)	—
Less: Amortization of acquired intangible assets	(51)	(70)
Non-GAAP Research and development	$4,487	$3,546
GAAP Selling and marketing	$4,719	$3,312
Less: Stock-based compensation expense	(323)	—
Less: IPO preparation costs	—	(127)
Non-GAAP Selling and marketing	$4,396	$3,185
GAAP General and administrative	$8,120	$4,600
Less: Stock-based compensation expense	(1,511)	—
Less: Acquisition-related estimated litigation claim and legal costs	(726)	(594)
Less: Acquisition-related professional fees and retention bonus	(677)	—
Less: Amortization of acquired intangible assets	(62)	—
Less: IPO preparation costs	—	(139)
Non-GAAP General and administrative	$5,144	$3,867
GAAP Estimated litigation claim	$13,069	$—
Less: Acquisition-related estimated litigation claim and legal costs	(13,069)	—
Non-GAAP Estimated litigation claim	$—	$—
GAAP Operating expenses	$30,708	$11,528
Less: Stock-based compensation expense	(2,078)	—
Less: Acquisition-related estimated litigation claim and legal costs	(13,795)	(594)
Less: Acquisition-related professional fees and retention bonus	(695)	—
Less: IPO preparation costs	—	(266)
Less: Amortization of acquired intangible assets	(113)	(70)
Non-GAAP Operating expenses	$14,027	$10,598
GAAP Operating (loss) income	$(19,632)	$2,388
Add: Stock-based compensation expense	2,277	—
Add: Acquisition-related estimated litigation claim and legal costs	13,795	594
Add: Acquisition-related professional fees and retention bonus	703	—
Add: IPO preparation costs	—	266
Add: Amortization of acquired intangible assets	362	70
Non-GAAP Operating (loss) income	$(2,495)	$3,318
GAAP Net (loss) income	$(19,273)	$1,378
Add: Stock-based compensation expense	2,277	—
Add: Acquisition-related estimated litigation claim and legal costs	13,795	594
Add: Acquisition-related professional fees and retention bonus	703	—
Add: IPO preparation costs	—	266
Add: Amortization of acquired intangible assets	362	70
Add (Less): Change in fair value of contingent consideration	35	(8)
Add (Less): Foreign exchange (gain) loss	205	130
Add (Less): Income tax effect of non-GAAP adjustment	(5)	(33)
Non-GAAP Net (loss) income	$(1,901)	$2,397
GAAP Net income (loss) per share:
Basic and diluted:	$(0.67)	$0.07
Non-GAAP Net income (loss) per share:
Basic and diluted	$(0.07)	$0.12
Weighted average shares used in GAAP and non-GAAP net income (loss) per share:
Basic and diluted	28,694,295	20,000,000

Investor Contact:
Greg McNiff
investors@silvaco.com

Media Contact:
Farhad Hayat
press@silvaco.com

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